                                                                   EXHIBIT 10.20


                   CONFIDENTIAL AGREEMENT AND GENERAL RELEASE
                   ------------------------------------------

         This Confidential Agreement and General Release ("Agreement") is entered into by and between Parametric Technology Corporation (the "Company"), a Massachusetts corporation with its principal place of business at 128 Technology Drive, Waltham, Massachusetts, 02154, and Michael E. McGuinness (the "Employee"), residing at 32 Sears Road, Southboro, MA 01772.

         PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. YOU SHOULD CONSULT AN ATTORNEY OF YOUR CHOICE ABOUT THIS AGREEMENT BEFORE YOU SIGN THIS AGREEMENT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                                    RECITALS

         WHEREAS, the Employee has resigned his position as Executive Vice President of Research and Development and Product Marketing of the Company, effective as of the close of business on November 12,1997; and

         WHEREAS, the Company desires to continue to employ the Employee in the position of Senior Sales Consultant, under the terms and conditions set forth below, effective immediately following the Employee's resignation as Executive Vice President of Research and Development and Product Marketing of the Company.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         The Company hereby agrees to continue to employ the Employee to serve the Company in the position of Senior Sales Consultant and to perform such specific duties as may reasonably be assigned to the Employee from time to time by the President and Chief Operating Officer of the Company for the period commencing immediately following the Employee's resignation as Executive Vice President of Research and Development and Product Marketing of the Company and terminating on November 30, 1998, unless earlier terminated as provided herein (the "Employment Period"). The Employee hereby accepts such continued employment for the Employment Period. The Employee agrees to relinquish and hereby does relinquish any and all rights to re-instatement as Executive Vice President of Research and Development and Product Marketing, involvement in any customer accounts with respect to which the Employee was heretofore involved, re-assignment to any other position within the Company, and employment beyond November 30, 1998.

                                   ARTICLE II
                                  COMPENSATION

         For services to be rendered by the Employee to the Company pursuant to this Agreement and provided this Agreement is signed by the Employee and returned to the Company, during the Employment Period the Company shall pay to the Employee the compensation and provide to the Employee the benefits set forth below:

          (i) Salary: The Company shall pay to the Employee through November
              ------
     30, 1998 a bi-weekly salary of four thousand six hundred fifteen dollars and thirty-eight cents ($4,615.38).

         (ii) Expenses: The Company agrees to reimburse the Employee for
              --------
     ordinary and necessary business expenses incurred by the Employee on or before November 12, 1998, in the performance of his duties as Executive Vice President of Research and Development and Product

         Marketing of the Company, provided that the Employee submits receipts therefor and otherwise properly accounts for such expenses in accordance with the Company's policy and practice.

                (iii) Employee Benefits: In addition to the foregoing payments,
                      -----------------
         (A) the Company shall provide to the Employee benefits under the Company's standard benefit plans pursuant to the same terms and conditions under which the Company makes such benefits available to employees generally, including health insurance, dental insurance, life insurance, and short-term and long-term disability coverage, and (B) the Employee shall remain eligible to participate in the Company's 401(k) Savings Plan, 1991 Employee Stock Purchase Plan and the 1987 Incentive Stock Option Plan, 1997 Incentive Stock Option Plan and 1997 Nonstatutory Stock Option Plan (collectively, the "Option Plans") subject to the terms and conditions of the respective plans.

                                  ARTICLE III
                                  TERMINATION

           3.1 For Cause. The Employee may be terminated from his employment by
               ---------
  the Company only for "Cause." "Cause" shall mean, for purposes of this Agreement, (i) willful conduct or gross negligence by the Employee which is demonstrably and materially injurious to the Company, (ii) the Employee's violation of Articles V and VI hereof, (iii) the Employee's commencement of full-time employment with another company, (iv) commission of any act of dishonesty, fraud, misrepresentation or other act of moral turpitude, (v) commission of any act tending to, or which is reasonably likely to, reflect negatively on the image or reputation of the Company, its subsidiaries or affiliates, and/or (vi) violation of any of the Company's policies. The Employee and the Company hereby agree that the provisions of this Section 3.1 shall supersede and preempt Section I and Section 4(a) of that certain agreement dated May 15, 1997, by and between the Company and the Employee (the "May, 1997 Agreement").

         3.2 Without Cause. The Employee may terminate his employment by the
             -------------
  Company without cause by providing to the Company fourteen days' prior written notice of such termination.

          3.3 Death. In the event of the death of the Employee during the term
              -----
  hereof, the Employee's employment shall automatically terminate as of the date of his death.

                                   ARTICLE IV
                              EFFECT OF TERMINATION

         4.1 For Cause. Upon termination of the Employee's employment for Cause,
             ---------
the Employee's salary and benefits specified in Article II shall cease at the time of such termination, provided that the Company shall pay to the Employee, within fifteen (15) days after the date of such termination, all amounts accrued under clause (i) of Article II as of the date of such termination. Each vested stock option under the Option Plans that is held by the Employee on the date of termination of the Employee's employment, to the extent not previously exercised at the date of such termination, shall expire to the extent not exercised within ten (10) days after the date of such termination. All non-vested stock options shall terminate on the date of such termination. The Employee and the Company hereby agree that the provisions of this Section 4.1 shall supersede and preempt
Section 2 of the May, 1997 Agreement.

         4.2 Without Cause. In the event that the Employee terminates his
             -------------
employment with the Company without Cause, the Employee's salary and benefits specified in Article II shall cease on the date of termination of Employee's employment, provided that the Company shall pay to the Employee, within fifteen
(15) days after the date of such termination, all amounts accrued under clause
(i) of Article II as of the date of such termination. Each vested stock option under the Option Plans that is held by the Employee on the date of termination of the Employee's employment, to the extent not previously exercised at the date of such termination, shall expire to the extent not exercised within ten (10) days after the date of such termination. All non-vested stock options shall terminate on the date of such termination.

         4.3 Death. Upon termination of the Employee's employment due to the
             -----
Employee's death, the Employee's salary and benefits specified in Article II shall cease at the time of such termination, provided that the Company shall pay to the Employee's estate, within fifteen (15) days after the date of such termination, all amounts then accrued under Article II, clause (i) hereof. Each vested stock option under the Option Plans then held by the Employee, to the extent not previously exercised at the date of such termination, may be exercised at any time within one year after that date (unless terminated earlier by its terms) by the Employee's estate or by the person(s) to whom the Employee's option rights pass by will or by the applicable laws of descent and distribution. All non-vested stock options shall terminate on the date of such termination.

        4.4 Expiration of Employment Period. Upon expiration of the Employment
            -------------------------------
Period on November 30, 1998, the Employee's salary and benefits specified in
Article II shall cease, provided that the Company shall pay to the Employee, within fifteen (15) days after the date of such expiration, all amounts accrued under clause (i) of Article II as of the date of such expiration. Each vested stock option under the Option Plans that is held by the Employee on the date of expiration of the Employment Period, to the extent not previously exercised as of the date of expiration of the Employment Period, shall expire to the extent not exercised within ten (10) days after the date of expiration of the Employment Period. All non-vested stock options shall terminate on the date of expiration of the Employment Period.

                                    ARTICLE V
              NONCOMPETITION AND COMPLIANCE WITH EXISTING AGREEMENT

         The Employee agrees to be bound by all of the terms and conditions contained in that certain Agreement signed by Employee on or about September 28, 1987, by and between the Company and the Employee (the "1987 Agreement"), which is attached hereto as Exhibit A and incorporated herein by reference. In addition, in consideration for the payments and other compensation set forth in
Article II of this Agreement, the Employee agrees that he shall be bound by the obligations of paragraph 6 of the 1987 Agreement until the later of November 30, 1999 or one year following the termination of his employment with the Company.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Confidentiality; No Disparagement. During the Employment Period and
             ---------------------------------
thereafter, the Employee agrees (i) unless otherwise required by law, to keep the terms and conditions of this Agreement and any matters arising out of or relating to the Employee's resignation as Executive Vice President of Research and Development and Product Marketing of the Company and subsequent termination of employment from the Company strictly confidential and (ii) to refrain from making any disparaging remarks about the Company, its officers, employees, customers, business partners or products. The provisions of this Section 6.1 shall survive the termination or expiration of this Agreement.

         6.2 Return of Company Property. The Employee will return to the Company
             --------------------------
any computer equipment and computer programs or other tangible embodiment of any Company information and any other property of the Company (i.e. credit cards, etc.) upon demand. The Employee assures that he has either not made any copies of such information or has destroyed all copies previously made and that he will not in the future make copies.

                                  ARTICLE VII
                            SUCCESSORS AND ASSIGNS

          7.1 Assignment. This Agreement is personal to the Employee and shall
              ----------
     not be assignable by the Employee.

          7.2 Binding Effect. This Agreement shall inure to the benefit of and
              --------------
     be binding upon the Company and its successors and assigns.

                                  ARTICLE VIII
                               RELEASE AND WAIVER

         As a material inducement to the Company to enter into this Agreement, except for the performance by the Company of this Agreement and except for any rights the Employee may have through status as a shareholder of the Company or any right that the Employee has to benefits under any company employee benefit plan in accordance with the Employee Retirement Income Security Act, the Employee does hereby, for himself and his heirs, successors, assigns and relatives by blood or marriage, forever release the Company and each of the past and present officers, directors, employees, agents, representatives, attorneys, insurers, related entities, assigns, successors and predecessors of the Company, and all persons acting by, through, under or in concert with any of them [collectively the "RELEASEES"], from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including back wages, attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including but not limited to, rights arising out of alleged violations of any contract, express or implied (including but not limited to any contract of employment, partnership, independent contractor, fiduciary, special or confidential relationship); any covenant of good faith and fair dealing (express or implied); any tort including fraud and deceit, negligent misrepresentation, promise without intent to perform, conversion, breach of fiduciary duty, defamation, libel, slander, invasion of privacy, negligence, intentional or negligent infliction of emotional distress, malicious prosecution, abuse of process, intentional or negligent interference with prospective economic advantage, and conspiracy; any "wrongful discharge" and "constructive discharge" claims; any claims relating to any breach of public policy; any legal restrictions on the Company's right to terminate employees; or any federal, state or other governmental statute, regulation or ordinance, including without limitation: (1) the National Labor Relations Act, 29 U.S.C. (S) 151, et seq.; (2) the Fair Labor Standards Act, 29
                                  -------
U.S.C. (S)201, et seq.; (3) the Employee Retirement Income Security Act of 1974,
               -------

29 U.S.C. (S) 1001 et seq.; (4) the Civil Rights Act of 1964, 42 U.S.C. (S)2000e
                   -------
et seq.; (5) the Civil Rights Act of 1866, 42 U.S.C. (S) 1981 et seq.; (6) the
-------                                                       -------
Rehabilitation Act of 1973, 29 U.S.C. (S) 701 et seq.; (7) the Equal Pay Act of
                                              -------
1963, 29 U.S.C. (S)206(d); (8) the Civil Rights Act of 1991, Pub. L. No. 102-166; (9) the Americans With Disabilities Act, 42 U.S.C. (S) 12 101 et seq.;
                                                                       -------
(10) the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S)621, et
                                                                         --
seq.; (11) the Occupational Safety and Health Act of 1970, 29 U.S.C. (S)651 et
----                                                                        --
seq.; (12) the Consolidated Omnibus Budget Reconciliation Act of 1985, I.R.C.
----
(S)4980B; (13) the Family and Medical Leave Act of 1993, 29 U.S.C. (S)2601 et
                                                                           --
seq.; (14) the Massachusetts Wage and Hour Laws, G.L. c.151; (15) the
----
Massachusetts Law Against Discrimination, G.L. c.151B; (16) the Massachusetts Civil Rights Act, G.L. c.93; (17) the Massachusetts Privacy Statute, G.L. c.214,
(S) 1B; (18) the Massachusetts Wage Payment Statute, G.L. c.149, (S) 148 et
                                                                         --
seq.; (19) G.L.c. 214, (S) 1C, which Employee may now have, own, or hold, or
----
claims to have, own or hold, or which Employee at any time heretofore had, owned, or held, or claimed to have, own or hold, or which Employee at any time hereinafter may have, own or hold, or claim to have, own or hold against each of any of the Company and other RELEASEES, including without limitation claims, demands, and causes of action relating to or arising from the Employee's employment after the date hereof and the termination of such employment [collectively "CLAIM" or "CLAIMS"]. Notwithstanding the foregoing, however, nothing in this Release and Waiver shall prohibit Employee from filing any charge of discrimination with the Equal Employment Opportunity Commission ("EEOC") or from cooperating with the EEOC in any lawful investigation by the EEOC. In the event any such complaint is filed with the EEOC, Employee shall not obtain or accept any recovery or relief therefrom.


                                   ARTICLE IX
                          KNOWING AND VOLUNTARY WAIVER

The Employee understands and agrees that there is a risk that each and every injury which Employee may have allegedly suffered by reason of the Company's relationship with the Employee might not now be known, and there is a further risk that said injuries, whether known or unknown at the date of this Agreement, might possibly become progressively worse and that as a result thereof further damages may be sustained by Employee; nevertheless, Employee desires to forever and fully release and discharge the Company and other RELEASEES and understands that by the execution of this Agreement no further claims for any such injuries may ever be asserted by the Employee. The Employee warrants that he is not aware of any such circumstances now. Thus for the purpose of implementing a full and complete release and discharge of the Company and other RELEASEES, Employee expressly acknowledges that, except as to the performance of this Agreement, this Agreement is intended to include in its effect, without limitation, all claims which the Employee does not know or suspect to exist in his favor against the Company and other RELEASEES, or any of them, and that this Agreement contemplates the extinguishment of any such CLAIM or CLAIMS.


                                    ARTICLE X
                                 FULL SETTLEMENT

        The Employee agrees that the payment of the sums and benefits set forth in Article II hereof is in final and full settlement of alleged acts, omissions or other matters between the Employee and the Company and other RELEASEES, including but not limited to, all claims for wages, stock, stock options, other compensation, damages of any nature whatsoever, attorneys' fees and costs.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Non-Admission of Liability. This Agreement shall not in any way be
              ---------------------------
construed as an admission by the Company or by the Employee that they have acted wrongfully with respect to each other or any other person, or that they have any rights whatsoever against each other. The Company specifically disclaims any liability to or wrongful acts against the Employee or any other person, on the part of themselves, their agents or their employees, past and present. The Employee specifically disclaims any liability to or wrongful acts against the Company or any other person.

         11.2 No Representations. The Employee represents and acknowledges that
              -------------------
in executing this Agreement the Employee does not rely and has not relied upon any representation or statement not set forth herein made by the Company or any of the other RELEASEES or by the Company's or any of the other RELEASEES agents, representatives, or attorneys with regard to the subject matter, basis or effect of the Agreement or otherwise. The Company represents and acknowledges that in executing this Agreement it did not rely and has not relied upon any representation or statement made bv the Employee with regard to the subject matter, basis or effect of this Agreement.

         11.3 No Assignment of Claims. The Employee represents and warrants that
              ------------------------
the Employee has not heretofore assigned or otherwise transferred or subrogated or purported to assign, transfer or subrogate, to any person or entity, any CLAIM or portion thereof, or interest therein the Employee may have against the Company, and the other RELEASEES, or any of them, and the Employee agrees to indemnify, defend and hold the Company and the other RELEASEES harmless from and against any and all liability, loss, damages, claims, costs, expenses or attorney's fees incurred by the Company and the other RELEASEES as the result of any person or entity asserting any such right, assignment, transfer or subrogation.

         11.4 Governing Law. This Agreement and any and all litigation that may
              --------------
arise as a result of, based upon, or in connection with this Agreement shall be brought before a court in Boston, Massachusetts and be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without reference to principles of conflict of laws.

         11.5 Review of Agreement. The Employee agrees and acknowledges that he
              --------------------
has had the opportunity to consult with legal counsel of his own choice in order to negotiate this Agreement, and that the Employee has signed it of his own free will. To the extent any part of this Agreement is deemed to be ambiguous, it shall not be interpreted against either party.

          11.6 Amendment. This Agreement may not be amended or modified
               ----------
otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          11.7 Counterparts. This Agreement may be executed in one or more
               -------------
counterparts, any one of which shall be deemed to be the original even if the others are not produced.

          11.8 Further Acts. The Employee and the Company, without further
               -------------
consideration, shall execute and deliver such other documents and take such other action as may be necessary to achieve the objective of this Agreement.

          11.9 Notices. All notices hereunder shall be in writing and shall be
               --------
delivered by hand delivery, by a reputable overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth above or at such other address as either party shall have furnished to the other in writing in accordance herewith. Any notice shall be deemed to be delivered upon the date of hand delivery, one day following delivery to such overnight courier service, or three days following mailing by registered or certified mail.

          11.10 Captions. Captions herein have been inserted solely for
                ---------
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

          11.11 Severability. In case any provision hereof shall, for any
                -------------
reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not effect any other provision hereof, and the parties agree to substitute for such invalid or unenforceable provision a valid and enforceable provision which most clearly approximates the interest and economic effect of such invalid or unenforceable provision.

          11.12 Entire Agreement. This Agreement, together with the 1987
                -----------------
Agreement and the May, 1997 Agreement (as amended herein), constitutes the entire understanding and agreement between the parties hereto with regard to the subject matter hereof, and fully supersedes all prior understandings and agreements, whether oral or written.

           [The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, this Agreement has been signed as of the date set forth below.


                                PARAMETRIC TECHNOLOGY CORPORATION



                                By:      /S/ Carl F. Ockerbloom
                                     ----------------------------------
                                Name:    Carl F. Ockerbloom
                                     ----------------------------------
                                Title:    VP HUMAN RESOURCES
                                     ----------------------------------
                                Dale:    11/19/97
                                     ----------------------------------


                                THE EMPLOYEE


                                  /S/ Michael E. McGuinness
                                 ----------------------------------
                                Michael E. McGuinness
                                Date:    11/17/97
                                     ----------------------------------

                                   EXHIBIT A

In consideration of my employment by Parametric Technology Corporation (hereinafter referred to as "EMPLOYER"), I hereby agree as follows:

1. I understand that my employment relationship with EMPLOYER is one whereby I will be exposed to confidential information and data, trade secrets, both tangible and intangible, confidential customer information and customer-related materials, know-how and related materials, all of which are unique, owned by and valuable to EMPLOYER.

2. I will not disclose at any time during my employment or thereafter directly or indirectly, to any third party or parties any information or knowledge which I may acquire with respect to inventions, designs, methods, systems, improvements, trade secrets or other private or confidential matters of EMPLOYER without prior written approval of EMPLOYER, provided, however, that none of the foregoing shall prevent me from using or disclosing information of knowledge which is then generally known to and available within the industry automation business.

3. I agree that all data, including drawings, prints, specifications, designs, notes, records, documents, reproductions and other information either furnished by EMPLOYER to me or prepared by me in connection with my employment are the sole property of EMPLOYER and I will turn over same to EMPLOYER upon request and in any event upon my termination of employment with EMPLOYER.

4. I agree that all inventions and improvements or discoveries made by or conceived by me alone or in conjunction with others during the term of my employment relating to products or services or EMPLOYER shall belong to EMPLOYER, and I will promptly communicate and disclose to EMPLOYER all such inventions, improvements or discoveries.

5. I will execute all papers and documents as requested by EMPLOYER to apply for UNITED STATES and foreign patents and copyrights relating to any such inventions, improvements, or discoveries in my name or EMPLOYER'S name, as the case may be, and to vest title to such patents of copyrights in EMPLOYER, or its nominee, at EMPLOYER'S expense. I also agree, if requested by EMPLOYER, to give testimony in the event of contested proceedings involving patent application or patents maturing therefrom upon reasonable reimbursement for time so expended.

6. I agree that the obligations imposed herein upon me shall survive the termination of my employment, and further agree that for a period of one
     (1) year after I leave the employment of EMPLOYER, I shall not either directly or indirectly:

     (i) Make known to any person, firm or corporation the names and addresses of any of the customers of EMPLOYER or any other information pertaining to them.

     (ii) Take away any of the customers of EMPLOYER on whom I called, or with whom I dealt or became acquainted during my employment with EMPLOYER, either for myself or for any other person, firm or corporation.

     (iii) Accept a position with, or otherwise become affiliated with any other person, firm or corporation for the purpose of competing with EMPLOYER'S business. I understand that this provision not to work for any of EMPLOYER'S competitors is necessary to protect its trade secrets, proprietary information, confidential information, and know-how by my avoiding such employment situations which would inherently create a risk of fraud with the potentiality of intentional and unintentional revelations of the above-mentioned information belonging to the EMPLOYER.

     (iv) Interfere with the business of EMPLOYER in any manner including recruiting or hiring of employee of EMPLOYER or ex-employee whose employment with EMPLOYER was terminated less than one (1) year prior to the date of such interference.

7. It is understood that either party may terminate the employment relationship at any time upon not less than fourteen (14) days notice unless the termination is for cause, in which event only three (3) days notice shall be required.

8. This Agreement shall be binding upon the parties, their heirs, executors, administrators, legal representatives, successors and assigns.

9. It is agreed that this Agreement shall have the effect of a sealed instrument and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

10. I recognize that any violation by me of the provisions of the Agreement would cause EMPLOYER irreparable damage for which other remedies would be inadequate, and I therefore agree that EMPLOYER shall have the right to obtain, in addition to all other remedies, such injunctive and other equitable relief from a court of competent jurisdiction as may be necessary or appropriate to prevent any violation of this Agreement.

11. All headings and subdivision of this Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, all remaining provisions shall continue in full force without being impaired or invalidated in any way.

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals this 28th day of September, 1987.

                                        /s/ Michael E. McGuinness
                                        ----------------------------------
                                        Employee Signature


                                        Parametric Technology Corporation

                                        /s/ Steven C. Walske
                                        ----------------------------------
                                        By: